GS MORTGAGE SECURITIES CORP., DEPOSITOR
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
CLASS [    ] CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[ANY TRANSFEREE OF THIS CERTIFICATE MUST DELIVER TO THE CERTIFICATE REGISTRAR A RESIDUAL TRANSFEREE AFFIDAVIT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS, AND AN AFFIDAVIT RELATING TO VARIOUS TAX MATTERS, ALL AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN. NO TRANSFER OF A CLASS [    ] CERTIFICATE SHALL BE PERMITTED TO BE MADE TO A DISQUALIFIED ORGANIZATION, WHICH GENERALLY INCLUDES ANY ENTITY THAT WOULD BE EXEMPT FROM FEDERAL INCOME TAXATION (INCLUDING THE TAX ON UNRELATED BUSINESS TAXABLE INCOME) ON INCOME DERIVED FROM THIS CLASS [    ] CERTIFICATE. NOTWITHSTANDING THE FULFILLMENT OF THE PREREQUISITES DESCRIBED ABOVE, THE CERTIFICATE REGISTRAR MAY REFUSE TO RECOGNIZE A TRANSFER TO THE EXTENT NECESSARY TO AVOID A RISK OF (1) DISQUALIFICATION OF ANY RELATED REMIC AS A REMIC OR (2) THE IMPOSITION OF A TAX UPON ANY SUCH REMIC. NO TRANSFER OF LESS THAN AN ENTIRE INTEREST IN A CLASS [    ] CERTIFICATE MAY BE MADE UNLESS (1) THE INTEREST TRANSFERRED IS AN UNDIVIDED INTEREST OR (2) THE TRANSFEROR OR THE TRANSFEREE HAS PROVIDED THE CERTIFICATE REGISTRAR WITH AN OPINION THAT THE TRANSFER WILL NOT JEOPARDIZE THE REMIC STATUS OF ANY RELATED REMIC. RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE ARE DESCRIBED MORE FULLY HEREIN.]

[THIS CERTIFICATE MAY NOT BE PURCHASED BY A TRANSFEREE THAT IS OR IS ACTING ON BEHALF OF OR INVESTING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA THAT IS SUBJECT TO ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A “SIMILAR LAW”), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.]

[THIS CLASS [    ] CERTIFICATE REPRESENTS A REMIC RESIDUAL INTEREST IN ONE OR MORE “REMICS,” AS DESCRIBED IN THE TRUST AGREEMENT UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, FOR FEDERAL INCOME TAX PURPOSES.]

[THIS CLASS [    ] CERTIFICATE IS SUBORDINATED TO THE EXTENT DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERENCED HEREIN.]

[THIS CLASS [    ] CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.]

THE PRINCIPAL OF THIS CLASS [    ] CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.

GS MORTGAGE SECURITIES CORP., DEPOSITOR
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
CLASS [    ] CERTIFICATE

INITIAL CERTIFICATE RATE PER ANNUM: [ ]%[1]	[APPROXIMATE AGGREGATE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE CLASS [ ] CERTIFICATES AS OF THE CLOSING DATE: $[ ]]

[APPROXIMATE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CLASS [ ] CERTIFICATE AS OF THE CLOSING DATE: $[ ]]

[AGGREGATE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE CLASS [ ] CERTIFICATE: $[ ]]

PERCENTAGE INTEREST: [ ]%

[MINIMUM DENOMINATION:]	[$[ ] AND $1 IN EXCESS OF $[ ]]

DATE OF THE TRUST AGREEMENT: AS OF JANUARY 1, 2007	APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE OF THE MORTGAGE LOANS HELD BY THE TRUST: $[ ]

CLOSING DATE: JANUARY 31, 2007

FIRST DISTRIBUTION DATE: FEBRUARY 26, 2007

FINAL SCHEDULED DISTRIBUTION DATE: [ ]	TRUSTEE: DEUTSCHE BANK NATIONAL TRUST COMPANY SECURITIES ADMINISTRATOR: WELLS FARGO BANK, N.A.

NO. [ ]	CUSIP NUMBER: [ ] ISIN NUMBER: [ ]
_________________________
1    For each Distribution Date, the Certificate Rate for the Class [    ] Certificates will equal a variable rate determined in accordance with the Trust Agreement.

GS MORTGAGE SECURITIES CORP., DEPOSITOR
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
CLASS [    ] CERTIFICATE

evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of a pool of certain interest only and conventional, hybrid, adjustable-rate, fully amortizing and ballon, first lien, one- to four-family residential Mortgage Loans formed and sold by

GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, THE WFB CUSTODIAN, THE USB CUSTODIAN, THE DB CUSTODIAN OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

[                      ]

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class [    ] Certificates (the “Class [    ] Certificates”) issued by the trust (the “Trust”) created pursuant to a Master Servicing and Trust Agreement dated as specified above (the “Trust Agreement”) among GS Mortgage Securities Corp., as depositor (hereinafter the “Depositor,” which term includes any successor entity under the Trust Agreement), Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as a custodian (the “DB Custodian”), U.S. Bank National Association, as a custodian (the “USB Custodian”), and Wells Fargo Bank, N.A., as securities administrator, master servicer and a custodian (in such capacities, respectively, the “Securities Administrator,” “Master Servicer” and “WFB Custodian”), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of a pool of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in the Sale and Servicing Agreements, to which Sale and Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

Distributions on this Certificate (including the final distribution on this Certificate) will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in February 2007 (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the Interest Accrual Period related to such Distribution Date (the “Record Date”). Distributions on this Certificate will generally be made from collections on the related Mortgage Loans as provided in the Trust Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Distributions on this Certificate will be paid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreements. Distributions allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate’s Percentage Interest of the Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2007-AR1 (herein called the “Certificates”), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Principal Balance of all the Class [    ] Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. [The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.] [This Certificate will evidence in the aggregate [    ]% of the balance of the Class [    ] Certificate.]

Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the Senior Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

[All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing by the Record Date immediately prior to such Distribution Date and such Certificateholder is the registered owner of an initial Certificate Principal Balance of at least $1,000,000. The Securities Administrator may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.]

[All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on the Certificate Principal Balance of each such Certificate. Payment shall be made by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.]

[Elections will be made to treat the segregated portions of the Trust as multiple real estate mortgage investment conduits (each, a “REMIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the election is made properly and that certain qualification requirements concerning the Mortgage Loans and the Certificates are met, the Holder of this Certificate will be treated for federal income tax purposes as the beneficial owner of the “residual interest” in one or more REMICs as specified in the Trust Agreement. Accordingly, the Holder of this Class [    ] Certificate will be subject to tax on its pro rata share of the taxable income or net loss on such Holder’s “residual interest” in each REMIC. The requirement that the Holder of this Class [    ] Certificate report its pro rata share of such income or loss will continue until there are no Certificates of any Class outstanding.]

[Pursuant to (and subject to the limitations set forth in) the Trust Agreement, the Securities Administrator or one of its affiliates, as agent of each REMIC (the “Tax Matters Person” or “TMP”), will provide each Holder of a Class [    ] Certificate with information sufficient to enable such Certificateholder to prepare (i) its federal income tax and information returns and (ii) any reports required by the Code regarding the Certificates, except where such information is provided to each such Certificateholder by the Trustee pursuant to the Trust Agreement. As the holder of the residual interest in one or more REMICs, the Holder of a Class [    ] Certificate will have continuing administrative rights and obligations generally similar to those of a partner with respect to its partnership. Such rights and obligations principally concern each REMIC’s federal income tax and information returns and the representation of each REMIC in administrative or judicial proceedings involving the Internal Revenue Service. The TMP, however, will act on behalf of the Holders of the Class [    ] Certificate as each REMIC’s representative for such proceedings. Each REMIC’s federal tax and information returns will be prepared by the TMP, and signed and filed by the Trustee. Pursuant to the Trust Agreement, if the TMP is unable for any reason to fulfill its duties as TMP, then the Holder of the largest Percentage Interest of the Class [    ] Certificate, without compensation, shall become the successor TMP for each related REMIC.]

[By accepting this Certificate, the Holder of this Certificate agrees to be bound by the provisions of the Trust Agreement, and in particular, agrees that it shall (i) take any action required by the Code or Treasury regulations thereunder in order to create or maintain the REMIC status of any REMIC and (ii) refrain from taking any action that could endanger such status.]

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Trustee, the Master Servicer, the DB Custodian, the WFB Custodian and the USB Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Certificateholders entitled to at least 51% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Securities Administrator or such other offices or agencies appointed by the Securities Administrator for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Trustee and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Principal Balance will be issued to the designated transferee or transferees.

As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

[No transfer of any Class [    ] Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the ”Act”) and effective registration or qualification under applicable state certificates laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification under the Act and applicable state certificates laws, the Certificate Registrar shall require that the transferee certify as to facts that, if true, would mean that the proposed transferee is a Qualified Institutional Buyer. Neither the Depositor nor the Certificate Registrar is obligated to register or qualify any of the Class [    ] Certificate under the Act or any other certificates law or to take any action not otherwise required under the Trust Agreement to permit the transfer of such Certificates without such registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor and the Certificate Registrar against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state certificates laws or is not made in accordance with such federal and state laws.]

[Notwithstanding anything herein to the contrary, any purported transfer of a Class [    ] Certificate to or on behalf of a Plan Investor (other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificates by such insurance company would not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code) shall be null and void.]

[In addition, the Certificate Registrar shall not register any transfer of a Class [    ] Certificate (including any beneficial interest therein) to a Disqualified Organization. In addition, no Class [    ] Certificate (or any beneficial interest therein) may be transferred unless the proposed transferee thereof provides the Certificate Registrar with a Residual Transferee Affidavit, which is an affidavit of the proposed transferee substantially in the form attached as Exhibit F to the Standard Terms, and the proposed transferor provides a certificate substantially in the form attached as Exhibit G to the Standard Terms. Notwithstanding the fulfillment of the prerequisites described above, the Certificate Registrar may refuse to recognize any transfer to the extent necessary to avoid a risk of (i) disqualification of any REMIC created pursuant to Section 2.03 of the Trust Agreement as a REMIC or (ii) the imposition of a tax upon any REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Certificate Registrar.]

[If a tax or a reporting cost is borne by any REMIC as a result of the transfer of a Class [    ] Certificate (or any beneficial interest therein) in violation of the restrictions set forth herein and in the Trust Agreement, the Trustee shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of the Class [    ] Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor or the Trustee, the Trust, any REMIC, or any other Holders, and none of such parties shall have any liability for payment of any such tax or reporting cost.]

The Depositor, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

The obligations created by the Trust Agreement will terminate upon payment to the applicable Certificateholders of all applicable amounts held in the Collection Account, the Certificate Account and the REMIC II Distribution Account required to be paid to such Certificateholders pursuant to the Trust Agreement, following the earlier of: (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the assets of the Trust by Avelo or the Master Servicer upon the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date. Written notice of any such termination shall be given to each applicable Certificateholder, and the final distribution shall be made only upon surrender and cancellation of such Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at the Termination Price.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

Capitalized terms used herein and not defined herein shall have the meaning assigned to them in the Trust Agreement.

In the event that the terms of this Certificate conflict with the terms of the Trust Agreement, the terms of the Trust Agreement shall control.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: January ____, 2007

WELLS FARGO BANK, N.A.
as Securities Administrator

By:  ________________________________
AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

WELLS FARGO BANK, N.A.,
as Certificate Registrar

By: _________________________________
AUTHORIZED SIGNATORY

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM-as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor)
TEN ENT -as tenants by the entireties
JT TEN- as joint tenants with rights of survivorship and not as Tenants in Common	Under Uniform Gifts to Minors Act_______ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

__________________________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE __________________________________________________
_______________________________________________________________________________
(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and, appoint _________________ _________________
(Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: ___________________________	______________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.
___________________________
SIGNATURE GUARANTEED: The
signature must be guaranteed by a
commercial bank or trust company
or by a member firm of the New
York Stock Exchange or another
national Certificates exchange.
Notarized or witnessed signatures are
not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of _____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by ____________________________, the assignee named above, or _______________, as agent.